CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share data)




                    PRIMARY
                    Quarter Ended        Six Months Ended
                      June 29,  July 1,    June 29,  July 1,
                       1996      1995       1996      1995
Earnings

Net earnings        $  9,712  $ 12,058   $ 19,180  $ 25,254




Shares

Weighted average
 shares outstanding   48,033    48,034     48,026    48,031
Common stock
 equivalents             424       530        281       504

Average shares
 outstanding          48,457    48,564     48,307    48,535




Per share

Net earnings        $   0.20  $   0.25   $   0.40  $   0.52



                    FULLY DILUTED
                    Quarter Ended        Six Months Ended
                      June 29,  July 1,    June 29,  July 1,
                       1996      1995       1996      1995
Earnings

Net earnings        $  9,712  $ 12,058   $ 19,180  $ 25,254




Shares

Weighted average
 shares outstanding   48,033    48,034     48,026    48,031
Common stock
 equivalents             466       543        473       538

Average shares
 outstanding          48,499    48,577     48,499    48,569




Per share

Net earnings        $   0.20  $   0.25   $   0.40  $   0.52